 EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-I/A of our report dated January 8, 2026, relating to the financial statements of Pharmaceutical Resource Technology, Inc. as of December 31 , 2025 and 2024, and for the years then ended.

We also consent to the reference to our firm under the heading " Interest of Named Experts and Counsel." in such Registration Statement.

FORTUNE CPA, INC.

PCAOB ID: 6901

Orange, California

January 8, 2026